                                                                    EXHIBIT 10.4


NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


         Amended and Restated Joint Collaboration and License Agreement

         This Amended and Restated Joint Collaboration and License Agreement (this "Restated Agreement") is made this 25th day of June 2002 by and between Princeton Video Image, Inc. ("PVI") and Cablevision Systems Corporation ("Cablevision") (PVI and Cablevision, collectively, "we" or "us") and supersedes the Joint Collaboration and License Agreement between PVI and Cablevision dated September 20, 2001.

         Separate from and in addition to PVI's obligation to develop the iPoint Technology as set forth in the iPoint Technology License Agreement of even date herewith between PVI and Cablevision (the "iPoint(TM) Agreement"), we agree to collaborate and work together on the further development of the iPoint(TM) Technology (as such term is defined in the iPoint(TM) Agreement) for use by Cablevision and its Affiliates and other applications by PVI (such collaboration hereinafter referred to as the "Project").

         We further agree to collaborate to develop additional products and applications relating to or flowing from the Project including, without limitation, (i) instant replay and virtual camera angle applications similar to the application and function of EyeVision, (ii) enhancements to provide viewer control of actual or virtual camera angles, (iii) improvements to delivery of multiple camera angles to set top boxes, and (iv) other products and applications as may be mutually agreed upon (such additional collaboration hereinafter referred to as the "Additional Project(s)"). With regard to PVI's existing relationship with Revolution Co., LLC, PVI shall use its reasonable efforts to obtain all necessary rights and permissions from Revolution Co., LLC [CONFIDENTIAL TREATMENT REQUESTED] in support of and for use in connection with the Additional Projects.

         We agree that the following terms shall govern our collaboration:

Definitions                "Content Provider" shall mean an entity owning or
                           controlling video programming content.

                           "Network" shall mean a broadcast channel for the dissemination of video programming content through a television system, cable system, satellite system or other such similar broadcasting system.

                           "System Operator" shall mean an entity providing a system for distributing Networks to end users, such as the Cablevision cable distribution system.

Collaboration              We will agree upon the specifics of our
                           collaboration, such as the stated goals, activities,
                           time lines, testing and benchmarks where we will each
                           commit to devote resources and personnel reasonably
                           available to us in a manner to be determined to
                           accomplish the goals of the collaboration. We will
                           negotiate and agree upon our respective

                           commitment of assets and resources to the collaboration.

Cross-Licenses             Each of us hereby grants to the other non-exclusive
                           licenses of intellectual property we own or control
                           to the extent necessary and appropriate to the
                           advancement and commercialization of the Project and
                           Additional Projects.

License to PVI             Cablevision hereby grants to PVI the exclusive
                           perpetual worldwide [CONFIDENTIAL TREATMENT
                           REQUESTED] right to use, sublicense or otherwise
                           commercialize, for all purposes, any technology and
                           intellectual property rights jointly developed under
                           or as part of the Project and Additional Projects,
                           which Cablevision jointly owns and controls with PVI,
                           subject to retained rights.

                           Cablevision hereby further grants to PVI a non-exclusive perpetual worldwide [CONFIDENTIAL
                           TREATMENT REQUESTED] right to use, sublicense or otherwise commercialize any technology and intellectual property which Cablevision solely owns or controls, to the extent necessary to allow PVI to exploit the Projects and Additional Projects developed in collaboration with Cablevision.


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
License to Cablevision     PVI hereby grants to Cablevision and each of its
                           Licensed Affiliates (as such term is defined in the
                           Amended and Restated L-VIS(R) System License
                           Agreement between us dated the date hereof, the
                           "Restated L-VIS Agreement") the non-exclusive
                           [CONFIDENTIAL TREATMENT REQUESTED] perpetual
                           worldwide right to make, have made, use, and have
                           supplied products and services that use, any
                           technology, intellectual property and products
                           developed in collaboration with Cablevision under or
                           as part of the Project and Additional Projects,
                           which PVI owns or controls solely or jointly with
                           Cablevision, or which PVI is otherwise entitled to
                           license or sublicense.

                           Licenses to technology and intellectual property developed under or as part of, and products emanating from, the Project or Additional Projects, [CONFIDENTIAL TREATMENT REQUESTED].

                           Unless agreed to by PVI in advance, in writing, or otherwise permitted in accordance with the other terms of this Agreement, Cablevision and its Licensed
                           Affiliates shall not: (i) sublicense, lease, sell, assign, rent or otherwise transfer to others, otherwise dispose of, rights granted hereunder to use technology licensed by PVI; or (ii) transfer, assign, relicense or otherwise dispose of such license rights under this Agreement.

                           With respect to Cablevision's and its Licensed
                           Affiliates' rights as a System Operator where
                           Cablevision or its Licensed Affiliate performs downstream insertion of Electronic Images into programming content owned or controlled by any rightsholders (whether or not Affiliates of Cablevision, as such term is defined in the Restated
                           L-VIS Agreement) the following terms shall apply:

                               (1) PVI may not charge (and agrees to waive, if it charges generally) [CONFIDENTIAL
                                    TREATMENT REQUESTED], to any Network or
                                    Content Provider for the delivery of enabled programming content to Cablevision or its Licensed Affiliates for downstream insertion of Electronic Images (as such term is defined in the Restated L-VIS Agreement).

                               (2) At the request of Cablevision or any of its Licensed Affiliates, PVI shall convey a [CONFIDENTIAL TREATMENT REQUESTED] perpetual non-exclusive license to any Network or Content Provider solely for the delivery of enabled programming content to Cablevision or its Licensed Affiliates for downstream insertion of Electronic Images.


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

                           With respect to Cablevision's and its Licensed
                           Affiliates' rights as a Content Provider or Network, where Cablevision or its Licensed Affiliate enables programming content for downstream insertion of Electronic Images by a System Operator (whether or not an Affiliate of Cablevision):

                               (1) PVI will provide all necessary equipment requested by Cablevision or any of the Licensed Affiliates at [CONFIDENTIAL
                                    TREATMENT REQUESTED].

                               (2) PVI will provide any requested services to enable programming content at [CONFIDENTIAL
                                    TREATMENT REQUESTED].

                               (3) PVI shall not charge any System Operator a higher royalty or other fee for Electronic
                                    Image insertion based on the fact that
                                    Cablevision or its Licensed Affiliate is the Content Provider or Network being distributed over such System Operator's system than it charges for such insertion with respect to any other Content Provider or Network distributed over such system.
                                    [CONFIDENTIAL TREATMENT REQUESTED]






Limitation of              For the purposes hereof, the definition of Licensed
Licensed                   Affiliate shall not include any entity, in its role
System                     as System Operator, that Cablevision acquires, if,
Operator                   after giving effect to such acquisition and together
Affiliates                 with all prior acquisitions of such entities after
                           the date of the definitive agreement, such
                           acquisition adds a net total of more than 10 million
                           acquired subscribers (after discounting for any
                           subscribers sold).

Inventions                 Each party (including the Licensed Affiliates) will
                           own intellectual property developed by its own
                           employees. Intellectual property developed jointly
                           will be owned jointly. Cablevision and PVI will
                           coordinate patent prosecution and maintenance of
                           joint inventions with the related technology owned
                           independently. All inventions and joint inventions
                           are cross-licensed as provided above.

         We agree that the collaboration, licenses and all other terms and conditions governing our relationship and the Additional Projects will be embodied in one or more additional mutually acceptable definitive agreements or other documents with other reasonable and customary terms and conditions similar to those contained in the Restated L-VIS Agreement and the iPoint Agreement. We agree to negotiate in good faith and with reasonable diligence to implement such agreements and documents as may be reasonably appropriate from time to time.


                                      - 4 -
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Nevertheless, this Agreement constitutes our binding agreement with respect to its subject matter and may be enforced by either of us unless and until we sign another agreement that, by its express terms, supercedes or supplements this Agreement. The licenses described in this Agreement shall be enforceable whether or not any additional agreements are executed by us. Each of this Agreement, the iPoint Agreement and the Restated L-VIS Agreement are independent agreements and the rights and obligations of the parties under each Agreement are independent of the rights and obligations of the parties under each other agreement.


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ACCEPTED AND AGREED TO AS OF THE 25th DAY OF JUNE, 2002.

PRINCETON VIDEO IMAGE, INC.            CABLEVISION SYSTEMS CORPORATION


By:    /s/ Roberto Sonabend            By:    /s/ Robert S. Lemle
   --------------------------------           ----------------------------------
Name:  Roberto Sonabend                Name:  Robert S. Lemle
     ------------------------------           ----------------------------------
Title: Co-CEO                          Title: Vice Chairman and General Counsel
       ----------------------------           ----------------------------------